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                                                                    Exhibit 10.3

                              CHICAGO BRIDGE & IRON
                          1997 LONG-TERM INCENTIVE PLAN

                          CHICAGO BRIDGE & IRON COMPANY
                      (ADOPTED JANUARY 17, 1997, AS AMENDED
                               THROUGH MAY 1, 2002

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                                TABLE OF CONTENTS

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ARTICLE 1. - CHICAGO BRIDGE & 1997 IRON LONG-TERM INCENTIVE PLAN................     1
   1.1.  ESTABLISHMENT OF THE PLAN..............................................     1
   1.2.  OBJECTIONS OF THE PLAN.................................................     1
   1.3.  DURATION OF THE PLAN...................................................     1

ARTICLE 2. - DEFINITIONS........................................................     1
   2.1.  "AFFILIATE"............................................................     1
   2.2.  "AWARD"................................................................     1
   2.3.  "AWARD AGREEMENT"......................................................     1
   2.4.  "BENEFICIAL OWNER" OR "BENEFICIAL OWNERSHIP"...........................     1
   2.5.  "BOARD" OR "BOARD OF DIRECTORS"........................................     1
   2.6.  "CB&I".................................................................     2
   2.7.  "CHANGE IN CONTROL"....................................................     2
   2.8.  "CODE".................................................................     2
   2.9.  "COMMITTEE"............................................................     2
   2.10.    "COMPANY"...........................................................     2
   2.11.    "DIRECTOR"..........................................................     2
   2.12.    "DISABILITY"........................................................     2
   2.13.    "EFFECTIVE DATE"....................................................     3
   2.14.    "EMPLOYEE"..........................................................     3
   2.15.    "EXCHANGE ACT"......................................................     3
   2.16.    "FAIR MARKET VALUE".................................................     3
   2.17.    "FISCAL YEAR".......................................................     3
   2.18.    "INCENTIVE STOCK OPTION" OR "ISO"...................................     3
   2.19.    "INSIDER"...........................................................     3
   2.20.    "NAMED EXECUTIVE OFFICER"...........................................     3
   2.21.    "NONEMPLOYEE DIRECTOR"..............................................     3
   2.22.    "NONQUALIFIED STOCK OPTION"  OR "NQSO"..............................     3
   2.23.    "OPTION"............................................................     3
   2.24.    "OPTION PRICE"......................................................     3
   2.25.    "OPTIONEE"..........................................................     3
   2.26.    "PARTICIPANT".......................................................     3
   2.27.    "PERFORMANCE-BASED EXCEPTION".......................................     4
   2.28.    "PERFORMANCE SHARE".................................................     4
   2.29.    "PERFORMANCE UNIT"..................................................     4
   2.30.    "PERIOD OF RESTRICTION".............................................     4
   2.31.    "PERSON"............................................................     4
   2.32.    "RESTRICTED STOCK"..................................................     4
   2.33.    "RESTRICTED STOCK SHARES"...........................................     4
   2.34.    "RESTRICTED STOCK UNITS"............................................     4
   2.35.    "RETIREMENT"........................................................     4
   2.36.    "SHARES"............................................................     4
   2.37.    "SUBSIDIARY"........................................................     4
   2.38.    "SUPERVISORY BOARD".................................................     5
   2.39.    "VESTING DATE"......................................................     5

ARTICLE 3. - ADMINISTRATION.....................................................     5
   3.1.  THE COMMITTEE..........................................................     5
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   3.2.  AUTHORITY OF THE COMMITTEE.............................................     5
   3.3.  DECISIONS BINDING......................................................     5

ARTICLE 4. - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS......................     5
   4.1.  NUMBER OF SHARES AVAILABLE FOR GRANTS..................................     5
   4.2.  ADJUSTMENTS IN AUTHORIZED SHARES.......................................     6
   4.3.  FRACTIONAL SHARES......................................................     6

ARTICLE 5. - ELIGIBILITY AND PARTICIPATION......................................     6
   5.1.  ELIGIBILITY............................................................     6
   5.2.  ACTUAL PARTICIPATION...................................................     6

ARTICLE 6. - STOCK OPTIONS......................................................     7
   6.1.  GRANT OF OPTIONS.......................................................     7
   6.2.  AWARD AGREEMENT........................................................     7
   6.3.  OPTION PRICE...........................................................     7
   6.4.  DURATION OF OPTIONS....................................................     7
   6.5.  EXERCISE OF OPTIONS....................................................     7
   6.6.  PAYMENT................................................................     7
   6.7.  RESTRICTIONS ON SHARE TRANSFERABILITY..................................     8
   6.8.  TERMINATION OF EMPLOYMENT..............................................     8
   6.9.  NONTRANSFERABILITY OF OPTIONS..........................................     8

ARTICLE 7. - RESTRICTED STOCK...................................................     8
   7.1.  GRANT OF RESTRICTED STOCK..............................................     8
   7.2.  RESTRICTED STOCK AGREEMENT.............................................     8
   7.3.  TRANSFERABILITY........................................................     9
   7.4.  OTHER RESTRICTIONS.....................................................     9
   7.5.  VOTING RIGHTS..........................................................     9
   7.6.  DIVIDEND AND OTHER DISTRIBUTIONS.......................................     9
   7.7.  TERMINATION OF EMPLOYMENT..............................................    10
   7.8.  RIGHTS PERSONAL TO PARTICIPANT.........................................    10

ARTICLE 8. - PERFORMANCE UNITS AND PERFORMANCE SHARES...........................    10
   8.1.  GRANT OF PERFORMANCE UNITS/SHARES......................................    10
   8.2.  VALUE OF PERFORMANCE UNITS/SHARES......................................    10
   8.3.  EARNING OF PERFORMANCE UNITS/SHARES....................................    10
   8.4.  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.................    11
   8.5.  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT......    11
   8.6.  TERMINATION OF EMPLOYMENT FOR OTHER REASONS............................    11
   8.7.  NONTRANSFERABILITY.....................................................    11

ARTICLE 9. - PERFORMANCE MEASURES...............................................    12

ARTICLE 10. - BENEFICIARY DESIGNATION...........................................    12

ARTICLE 11. - DEFERRALS.........................................................    12

ARTICLE 12. - RIGHTS OF EMPLOYEES...............................................    13
   12.1.    EMPLOYMENT..........................................................    13
   12.2.    PARTICIPATION.......................................................    13

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ARTICLE 13. - CHANGE IN CONTROL.................................................    13
   13.1. TREATMENT OF OUTSTANDING AWARDS........................................    13
   13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL
         PROVISIONS.............................................................    13

ARTICLE 14. - AMENDMENT, MODIFICATION, AND TERMINATION..........................    13
   14.1. AMENDMENT, MODIFICATION, AND TERMINATION...............................    13
   14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR
         NONRECURRING EVENTS....................................................    14
   14.3. AWARDS PREVIOUSLY GRANTED..............................................    14
   14.4. COMPLIANCE WITH CODE SECTION 162(M)....................................    14

ARTICLE 15. - WITHHOLDING.......................................................    14
   15.1. TAX WITHHOLDING........................................................    14
   15.2. SHARE WITHHOLDING......................................................    14

ARTICLE 16. - INDEMNIFICATION...................................................    15

ARTICLE 17. - SUCCESSORS........................................................    15

ARTICLE 18. - LEGAL CONSTRUCTION................................................    15
   18.1. GENDER AND NUMBER......................................................    15
   18.2. SEVERABILITY...........................................................    15
   18.3. REQUIREMENTS OF LAW....................................................    15
   18.4. SECURITIES LAW COMPLIANCE..............................................    15
   18.5. GOVERNING LAW..........................................................    15

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ARTICLE 1. - CHICAGO BRIDGE & IRON LONG-TERM INCENTIVE PLAN

      1.1. ESTABLISHMENT OF THE PLAN. Chicago Bridge & Iron Company, a Delaware corporation, a wholly owned subsidiary of Chicago Bridge & Iron Company N.V., a Dutch corporation, hereby establishes an incentive compensation plan to be known as the "Chicago Bridge & Iron 1997 Long-Term Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares and Performance Units.

      The Plan shall become effective as of the consummation of the initial public offering of Chicago Bridge & Iron Company N.V. (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

      1.2. OBJECTIONS OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of CB&I, the Company and their respective Subsidiaries, through incentives which are consistent with CB&I's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

      The Plan is further intended to provide flexibility to CB&I in its ability to motivate, attract, and retain the services of Participants who make significant contributions to CB&I's success and to allow Participants to share in the success of CB&I.

      1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. - DEFINITIONS

      Whenever and wherever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

      2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      2.2. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Shares or Performance Units.

      2.3. "AWARD AGREEMENT" means an agreement entered into by CB&I and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

      2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of CB&I.

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      2.6. "CB&I" means Chicago Bridge & Iron Company, a Delaware corporation and the sponsor of the Plan.

      2.7. "CHANGE IN CONTROL" unless otherwise defined in the Award Agreement or other written agreement between the Participant and the Company (or CB&I or the Committee) will be deemed to have occurred:

            (a) Any Person, other than the Company, any Subsidiary or any employee benefit plan (or related trust) of the Company or any such Subsidiary, becomes the Beneficial Owner of twenty-five percent (25%) or more of the total voting power of the Company's outstanding securities;

            (b) During any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is nominated for election to the Supervisory Board with the approval of at least 75% of the other members then still in office who were members at the beginning of the period shall be considered for purposes of this paragraph (b) as having been a member at the beginning of such period; or

            (c) Upon the consummation of (i) any merger or other business combination of the Company with or into another corporation pursuant to which the persons who were the shareholders of the Company immediately before such consummation do not own, immediately after such consummation, more than 70% of the voting power and the value of the stock of the surviving corporation in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such consummation, or (ii) the sale, exchange or other disposition of all or substantially all the consolidated assets of the Company.

      2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      2.9. "COMMITTEE" means the Committee appointed by the Board to administer the Plan as provided in Article 3 herein or, to the extent it functions as the Committee as provided in Article 3 herein, the Organization and Compensation Committee of the Supervisory Board.

      2.10. "COMPANY" means Chicago Bridge & Iron Company N.V., a Netherlands corporation, including, as may be applicable to the context, any and all Subsidiaries and Affiliates, and any successor thereto.

      2.11. "DIRECTOR" means any individual who is a member of the Board of Directors of CB&I or any Subsidiary of Affiliate.

      2.12. "DISABILITY" shall mean a mental or physical condition of a Participant which the Committee, on the basis of information satisfactory to it, finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall be determined by the Committee. Any determination of whether any condition of a Participant constitutes Disability shall be made under rules uniformly applied to all Participants.

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      2.13. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

      2.14. "EMPLOYEE" means any employee of CB&I or the Company or their respective Subsidiaries and Affiliates. Directors who are not employed by any of the foregoing shall not be considered Employees under this Plan.

      2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.16. "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

      2.17. "FISCAL YEAR" means the fiscal year of CB&I.

      2.18. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

      2.19. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.20. "NAMED EXECUTIVE OFFICER" means a Participant who, as of the last date of the taxable year of CB&I, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

      2.21. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Supervisory Board but who is not an Employee.

      2.22. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

      2.23. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

      2.24. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.25. "OPTIONEE" means the Participant or, if the Participant has died, his or her Beneficiary or other person determined under Section 6.9, entitled to exercise any Option.

      2.26. "PARTICIPANT" means an Employee, Nonemployee Director or nonemployee consultant to the Company who has outstanding an Award.

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      2.27. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      2.28. "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 8 herein.

      2.29. "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 8 herein.

      2.30. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares or Units of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

      2.31. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.32. "RESTRICTED STOCK" means an Award of Restricted Stock Shares or Restricted Stock Units granted to a Participant pursuant to Article 7 herein.

      2.33. "RESTRICTED STOCK SHARES" means an Award of Restricted Stock in the form of Shares which are issued and awarded to Participants subject to a substantial risk of forfeiture and restrictions on such Shares during the Period of Restriction as provided in Article 7 herein.

      2.34. "RESTRICTED STOCK UNITS" means an Award of bookkeeping units each representing the right of a Participant to be issued and to receive a Share upon lapse of risks of forfeiture and restrictions on such Units during the Period of Restriction as provided in Article 7 herein, or at such later time as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award.

      2.35. "RETIREMENT" means (i) a termination of employment after age 55 and at least a 10 year period of employment by CB&I or the Company or their respective present or former Subsidiaries or Affiliates, or a 30-year period of such employment, or age 65, or (ii) solely in the case of an individual who terminates service as a Nonemployee Director or service as a nonemployee consultant to the Company, such termination following the term of a Nonemployee Director or a resignation required by age limitation, or the expiration of the term of a consulting agreement; provided, however, that the Committee as part of an Award Agreement or otherwise may provide that for purposes of this Section a Participant may be credited with such additional years of age and employment as the Committee in its sole discretion shall determine is appropriate, and may provide such additional or different conditions for Retirement as the Committee in its sole discretion shall determine is appropriate.

      2.36. "SHARES" means the publicly-traded shares of common stock of the Company.

      2.37. "SUBSIDIARY" means any corporation in which CB&I or the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to,

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partnerships and joint ventures) in which CB&I or the Company owns at least fifty percent (50%) of the combined equity thereof.

      2.38. "SUPERVISORY BOARD" means the Supervisory Board of Chicago Bridge & Iron Company N.V.

      2.39. "VESTING DATE" means with respect to Restricted Stock the date (if any) on which the risks of forfeiture and restrictions on such Restricted Stock during the Period of Restriction have terminated (by their terms or by other action of the Committee consistent with this Plan) and all other conditions or restrictions applicable to such Restricted Stock have been satisfied.

ARTICLE 3. - ADMINISTRATION

      3.1. THE COMMITTEE. The Plan shall be administered by a Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board; provided, however, that (i) with respect to grants and Awards made or to be made to or held by any member of such Committee, the Plan shall be administered by the Organization and Compensation Committee of the Supervisory Board; and (ii) the Organization and Compensation Committee of the Supervisory Board may in its sole discretion exercise directly any power, right, duty or function of the Committee including but not limited to the making or amending of an Award to any Employee, Nonemployee Director or nonemployee consultant to the Company.

      3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of CB&I, and subject to the provisions herein, the Committee shall have full power to select Employees, Nonemployee Directors and nonemployee consultants to the Company who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as specified herein.

      3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the a plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including CB&I, the Company, their respective stockholders, Directors, members of the Supervisory Board, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. - SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the

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Plan is 1,251,755(1). The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 250,000(2). The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 125,000(3). Shares awarded or to be awarded as Restricted Stock or other Awards may be held during the period of restriction or prior to transfer to the Participant in the trust of the kind commonly known as a rabbi trust.

      4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and a class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in
Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      4.3. FRACTIONAL SHARES. No fractional Shares shall be issued to Participants under the Plan. If for any reason an Award or adjustment thereto would otherwise result in the issuance of a fractional Share, the Company shall pay the Participant in cash the Fair Market Value (determined as of the date immediately preceding the date of distribution) of such fractional Share.

ARTICLE 5. - ELIGIBILITY AND PARTICIPATION

      5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees, including Employees who are members of the Board, Nonemployee Directors, and nonemployee consultants performing services for the Company.

      5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

---------------
(1) Equivalent to 2,503,510 shares following the stock split effective as of the close of business on February 3, 2003.

(2) Equivalent to 500,000 shares following the stock split effective as of the close of business on February 3, 2003.

(3) Equivalent to 250,000 shares following the stock split effective as of the close of business on February 3, 2003.

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ARTICLE 6. - STOCK OPTIONS.

      6.1. GRANT OF OPTIONS Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time, as the Committee in its discretion may determine; provided, however, that no Option intended to an ISO may be granted to a Nonemployee Director or nonemployee consultant to the Company. The date the option is granted shall be the day on which the Committee acts to award a specific number of shares to a Participant, and shall be specified in each Award Agreement.

      6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 4.22, or an NQSO whose grant is intended not to fall under the provisions of code Section 422.

      6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, however, the Option Price of any Options granted coincident with and effective as of the Effective Date shall be equal to the offering price of a Share in the initial public offering of the Company, regardless of whether the Fair Market Value of a Share, as otherwise defined in this Plan, is greater or less than such price.

      6.4. DURATION OF OPTIONS. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that if the Award Agreement does not otherwise specify the expiration date, the Option shall expire on the tenth (10th) anniversary date of its grant.

      6.5. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6. PAYMENT. If the Award Agreement does not otherwise specify the manner of exercise, Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to CB&I, completed by the Optionee and delivered during regular business hours to the office of the Secretary of CB&I, or sent by certified mail to the Secretary of CB&I, accompanied by a negotiable check or other cash equivalent in full payment for the Shares. A copy of such notice of exercise shall also be delivered by the Optionee to the office of the Secretary of the Company.

      In the discretion of the Committee and as set forth in the Award Agreement, the Option Price upon exercise of any Option may also be payable to CB&I in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and
(b).

      The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

      Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, CB&I shall deliver, or have delivered, to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.8. TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment as an Employee or service as a Director or service as a nonemployee consultant to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

      6.9. NONTRANSFERABILITY OF OPTIONS.

            (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

            (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

ARTICLE 7. - RESTRICTED STOCK.

      7.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Awards of Restricted Stock Shares or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

      7.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify whether the grant is an Award of

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

Restricted Stock Shares or Restricted Stock Units, the Period(s) of Restriction, the number of Shares or Units of Restricted Stock granted, and such other provisions as the Committee shall determine.

      7.3. TRANSFERABILITY. Except as otherwise provided in this Article 7, the Shares or Units of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Except as otherwise provided in this
Article 7, Restricted Stock Shares shall become freely transferable by the Participant upon the Vesting Date, and Shares issued in respect of Restricted Stock Units shall be freely transferable by the Participant upon issuance to the Participant on or after the Vesting Date.

      7.4. OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares or Units of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price at a stipulated time for each Share or Unit of Restricted Stock, restrictions and conditions of vesting or forfeiture based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

      If the Restricted Stock Award is made in Restricted Stock Shares, CB&I shall retain the certificates representing Shares in CB&I's possession until the Vesting Date. If the Restricted Stock Award is made in Restricted Stock Units, no Shares shall be issued until the Vesting Date, but shares shall be issued in respect of such Units as of or after the Vesting Date. In either case, certificates for Shares shall be delivered to the Participant on or as soon as practicable after the Vesting Date, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award.

      7.5. VOTING RIGHTS. Unless otherwise provided in the Award Agreement, Participants awarded Restricted Stock Shares hereunder which have not been forfeited may exercise full voting rights with respect to those Shares during the Period of Restriction. No voting rights may be exercised in respect of Restricted Stock Units (unless and until Shares are issued therefor on or after the Vesting Date).

      7.6. DIVIDEND AND OTHER DISTRIBUTIONS. Unless otherwise provided in the Award Agreement, if during the Period of Restriction prior to a Vesting Date or forfeiture of Restricted Stock:

            (a) Cash dividends are paid on Shares, (i) the Company shall pay Participants holding Restricted Stock Shares the regular cash dividends paid with respect to the Shares; and (ii) the Company shall pay Participants holding Restricted Stock Units an amount equal to the cash dividends paid on an equivalent number of Shares;

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

            (b) Dividends in Shares are paid in Shares, (i) Participants holding Restricted Stock Shares shall be credited with such dividends as additional Restricted Stock Shares subject to the same restrictions as the underlying Shares; and (ii) Participants holding Restricted Stock Units shall be credited with additional Restricted Stock Units equivalent to such dividends, subject to the same restrictions as the underlying Units.

The Committee may in its discretion apply any restrictions to the dividends that the Committee deems appropriate.

      7.7. TERMINATION OF EMPLOYMENT. Except as otherwise provided in the Award Agreement, if the Participant's employment as an Employee or service as a Director or nonemployee consultant to CB&I or the Company or their respective Subsidiaries and Affiliates terminates for any reason during the Period of Restriction, all Restricted Stock as to which the Period of Restriction has not yet expired or as to which a Vesting Date has not otherwise occurred shall be forfeited. The Committee in its discretion may set forth in the Award Agreement the extent to which the Participant shall nevertheless have the right to receive vested unrestricted Shares at or after termination of the Participant's employment as an Employee or service as a Director or nonemployee consultant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares or Units of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

      7.8. RIGHTS PERSONAL TO PARTICIPANT. All rights prior to the Vesting Date with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's death prior to the Vesting Date, to the Beneficiary designated in accordance with Article 10.

ARTICLE 8. - PERFORMANCE UNITS AND PERFORMANCE SHARES

      8.1. GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      8.2. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a "Performance Period."

      8.3. EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      8.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units/Shares earned for the Performance Period, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award. Subject to the terms of this Plan and except as otherwise provided in an Award Agreement, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value (as of the date immediately preceding the date of distribution) equal to the value as of such date of the number of earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

      Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive any dividends paid with respect to Shares which have been earned in connection with grants of Performance Units/Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.6 herein.

      8.5. TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or service as a Director or nonemployee consultant of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares in a reduced amount prorated according to the ratio of the length of Participant's employment or service in the Performance Period to the length of the Performance Period, as specified by the Committee in its discretion. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment or service during the applicable Performance Period.

      8.6. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment or service terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to CB&I unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

      8.7. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or by designation of a Beneficiary in accordance with Article 10. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 9. - PERFORMANCE MEASURES.

      Unless and until the Committee proposes for shareholder vote and shareholders of the Company approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among net income (either before or after taxes), share price, earnings per share, operating income, return on assets, return on equity, return on capital or investments, total shareholder return, or economic value added.

      The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

      In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 10. - BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid, and to exercise any Stock Option or succeed to the ownership of any Restricted Stock Performance Units/Shares or other Award as provided in this Plan, in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. - DEFERRALS

      The Committee may permit or require a Participant to defer such Participant's receive of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. - RIGHTS OF EMPLOYEES

      12.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of CB&I to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of CB&I.

      12.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. - CHANGE IN CONTROL

      13.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company (or CB&I or the Committee), then with respect to each Award outstanding on the date of the Change in Control:

            (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

            (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

            (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

      13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amendment, or modified on or after the date of Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.

ARTICLE 14. - AMENDMENT, MODIFICATION, AND TERMINATION

      14.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

      14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in there terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting CB&I or the Company, or the financial statements of CB&I or the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

      14.3. AWARDS PREVIOUSLY GRANTED. The Committee may amend or modify any outstanding Award Agreement in any manner consistent with this Plan for an original Award Agreement, provided, however, that no amendment or modification of an Award Agreement shall adversely affect in any material way the Award previously granted under the Plan without the written consent of the Participant holding such Award. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

      14.4. COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this
Article 14, make any adjustments it deems appropriate.

ARTICLE 15. - WITHHOLDING

      15.1. TAX WITHHOLDING. CB&I shall have the power and the right to deduct or withhold, or require a Participant to remit to CB&I, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      15.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having CB&I withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the committee, in its sole discretion, deems appropriate.

ARTICLE 16. - INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by CB&I against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim action, suit, or proceeding to which he or she may be party or in which he or she may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with CB&I's approval, or paid by him or her in satisfaction of any judgment of any such action, suit, or proceeding against him or her, provided he or she shall give CB&I an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Association, CB&I's Certificate of Incorporation or Bylaws, any agreement, as a matter of law, or otherwise, or any power that CB&I may have to indemnify them or hold them harmless.

ARTICLE 17. - SUCCESSORS

      All obligations of CB&I under the Plan with respect to Awards granted hereunder shall be binding on any successor to CB&I, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CB&I.

ARTICLE 18. - LEGAL CONSTRUCTION

      18.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular shall include the plural.

      18.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      18.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      18.4. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. The extent any provision of the Plan or action by the Committee files to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to its rules or provisions of law regarding conflict of laws.

                                   CERTIFICATE

      ________________________ certifies that __he is the duly appointed and acting ____ Secretary of Chicago Bridge & Iron Company, a Delaware Corporation, and that the foregoing is a true and correct copy of the Chicago Bridge & Iron 1997 Long-Term Incentive Plan as amended and in effect on the date hereof.

Dated: ____________________         __________________________________________
                                    Secretary

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